UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 5, 2020

Strategic Education, Inc.

(Exact name of registrant as specified in its charter)

Maryland	0-21039	52-1975978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2303 Dulles Station Boulevard, Herndon, VA		20171
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 561-1600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, Par Value $0.01 per share	STRA	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.Other Events.

Recast Financial Statements

As previously disclosed, Strategic Education, Inc. (“SEI” or the “Company”) merged DevMountain into Strayer University in the fall of 2019, which resulted in a change to the way management reviews financial information and by which management evaluates SEI’s performance and allocates resources. As a result, during the first quarter of 2020, SEI revised its reportable segments by combining DevMountain and Hackbright Academy, both formerly part of the Non-Degree Programs segment, into the Strayer University segment, and Sophia Learning, also formerly part of the Non-Degree Programs segment, into the Capella University segment. SEI is now organized into two reportable operating segments: the Strayer University segment and the Capella University segment.

In this Current Report on Form 8-K, SEI is recasting consolidated financial statements for all periods covered in its Annual Report on Form 10-K for the year ended December 31, 2019 (the “2019 Form 10-K”) to reflect the changes in segment presentation as described above in order to be consistent with the segment presentation in its Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020. The updates do not represent a restatement of previously issued financial statements. The recast information contained in the 2019 Form 10-K is presented in Exhibits 99.1 to this Current Report on Form 8-K. In addition, an updated consent of PricewaterhouseCoopers LLP is attached hereto as Exhibit 23.1.

The disclosure in this Current Report on Form 8-K does not reflect events occurring after March 2, 2020, the date that SEI filed the 2019 Form 10-K, and does not modify or update the disclosures therein in any way, other than as required to give effect to the change in reportable segments. For information on developments regarding SEI since the filing of the 2019 Form 10-K, please refer to our later filed Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020 and June 30, 2020.

Supplemental Disclosure

SEI is providing the disclosure below and supplementing the risk factors described in Item 1A of the 2019 Form 10-K and in Part II, Item 1A of SEI’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 (the “Form 10-Q”) with the following information, which is included in a preliminary prospectus supplement to be filed on August 5, 2020 in connection with an offering of common stock and a related presentation. The supplemental disclosure should be read in conjunction with the risk factors described in the 2019 Form 10-K and the Form 10-Q and the information under the “Cautionary Notice Regarding Forward-Looking Statements” in the Form 10-Q.

Proposed Acquisition of Laureate’s Australia and New Zealand Operations

As previously disclosed, on July 29, 2020, the Company and its wholly owned subsidiary SEI Newco Inc. (the “Purchaser”) entered into a sale and purchase agreement (the “Purchase Agreement”) with LEI AMEA INVESTMENTS B.V. (the “Seller”) and, solely as guarantor of certain of the Seller’s obligations thereunder, Laureate Education, Inc. (“Laureate”) pursuant to which, subject to the satisfaction or waiver of certain conditions, the Purchaser will acquire Laureate’s Australia and New Zealand operations (collectively, the “Business”) by means of a purchase of all of the outstanding equity interests of certain subsidiaries held by the Seller (the “Potential Acquisition”).

The Business includes Torrens University Australia, Think Education, and Media Design School, which together provide diversified student curricula to over 19,000 students across five industry verticals, including business, hospitality, health, education, creative technology and design. Torrens University Australia, which delivers over 115 programs to students from campuses in Australia as well as online, was accredited by the Tertiary Education Quality and Standards Agency in 2013 and is the only investor funded institution in Australia out of 43 licensed universities. Think Education is a higher education and vocational institution based in Australia that delivers over 20 programs to students in Australia. Torrens University Australia and Think Education are both registered under the Commonwealth Register of Institutions and Courses for Overseas Students, which sets limits per location of the number of international students at each site, and students at both Torrens University Australia and Think Education are eligible for FEE-HELP and vocational education and training loans from the Australian government. Media Design School is a globally renowned specialist provider of design and creative technology education in New Zealand and delivers 10 programs to its students, who have access to New Zealand government financial aid. Media Design School is registered as a Private Training Establishment and regulated by the New Zealand Qualifications Authority.

The Company believes that the Business represents an attractive portfolio of institutions with a similar focus on innovation, academic outcomes, improved affordability and career advancement as the Company. The Company also believes that the Business provides an attractive platform for potential future growth, both from Australia’s favorable student immigration regulations and as a potential platform for expansion across the Asian market. The Potential Acquisition will also diversify the Company’s geographic market outside of the United States and student curricula with expanded capabilities in design, creative technology and hospitality programs. The Company and the Business together enrolled nearly 110,000 students in 2019.

Pursuant to the Purchase Agreement, the Purchaser will pay a purchase price of $642.7 million in cash, subject to certain adjustments specified therein, including for working capital, indebtedness and cash at the closing of the Potential Acquisition and the Business’s forecasted 2021 EBITDA. The Company has agreed to guarantee the obligations of the Purchaser under the Purchase Agreement. The Potential Acquisition, which is expected to close by the first quarter of 2021, is subject to certain regulatory approvals and customary closing conditions, including, but not limited to, (i) the receipt of applicable regulatory approvals in Australia and New Zealand and the absence of certain adverse regulatory events, (ii) the receipt of specified third party consents, and (iii) the absence of a material adverse change in certain forecasted results of the Business.

Company Response to COVID-19

The ongoing COVID-19 pandemic has caused significant volatility and disruption to the United States and international economies. The Company took early action to protect the health and well-being of its students and employees in accordance with government mandates and informed by guidance from the Centers for Disease Control and Prevention. Specifically, the Company instituted a work-from-home policy for the vast majority of its workforce, implemented protocols to retrofit facilities to provide a safe and productive workplace, invested in infrastructure to support a remote workforce, closed physical campus locations, moved on-ground courses at Strayer University online, postponed large events such as graduation ceremonies, and prohibited non-essential employee travel.

The Company is taking measures to provide financial relief to students and employer partners negatively affected by the COVID-19 crisis. Measures include payment flexibility, scholarship opportunities, and other pricing relief. The Company expects these measures will enable more students to continue pursuing their education during and after the COVID-19 crisis. In addition, the Company has paused 2020 new campus expansion for campus projects that have not yet started, although the Company completed or executed leases on roughly half of the originally planned eight to twelve new campuses for 2020.

As the COVID-19 pandemic has continued, the Company has begun to see deterioration in overall demand, including lower new student enrollment and lower continuation rates, which has impacted the Company’s total enrollment results for the third quarter and likely for the fourth quarter as well. The weakness has been most pronounced at Strayer University, where new student enrollment during the second quarter decreased 4% and the Company estimates new student enrollment for the third quarter will decline approximately 27%. While it is not possible to predict the magnitude or persistence of this deterioration, enrollment weakness that started in 2010, following the recession in 2008, impacted Strayer University’s new student enrollment for several quarters. Enrollment at Capella University also has been impacted by the COVID-19 pandemic, though not as severely as Strayer University. The Company estimates new student enrollment at Capella University to decline between 5% and 10% during the third quarter. The Company does not intend to disclose anticipated enrollment figures or trends in future periodic filings or earnings releases, except as may be required by law. The Company believes the acceleration in adoption of online learning arising from the pandemic will create significant long-term opportunity, and thus is planning to restructure parts of the existing business to generate expense savings and reallocate resources to support pursuit of those opportunities. The restructuring will likely involve further rationalization of real estate as well as staff reductions and reallocations.

2019 Compliance with 90/10 Rule

SEI disclosed that Strayer University derived approximately 82.4% of its cash-basis revenues from Title IV program funds in 2019, and Capella University derived approximately 75.8% of its cash-basis revenues from Title IV program funds in 2019. Going forward, SEI intends to disclose the portion of each University’s revenues derived from Title IV funds on a cash accounting basis in SEI’s Annual Reports on Form 10-K, and SEI does not otherwise intend to disclose such information in future periodic filings or earnings releases except as may be required by law.

Additional Risk Factors

The Potential Acquisition may not be completed in a timely manner or at all, and even if it is completed, we may not realize all of the anticipated benefits of the Potential Acquisition.

The Purchase Agreement contains a number of conditions that must be satisfied or waived prior to completion of the Potential Acquisition, including receipt of approvals from requisite regulatory agencies and accrediting bodies and the absence of any law or order prohibiting the Potential Acquisition. These conditions to the consummation of the Potential Acquisition may not be satisfied or waived and, as a result, the Potential Acquisition may not be consummated at the time expected, or at all.

Even if the Potential Acquisition is completed, we may not realize all of the anticipated benefits from the Potential Acquisition, such as the opportunity to grow the acquired businesses, meaningfully diversify our offerings and revenue outside of the United States, and the benefits of potential cost savings and revenue enhancements with the acquired businesses. Integrating the acquired business may be a complex, costly, and time-consuming process. The difficulties of integrating the acquired business include, among others:

●	the diversion of management attention to integration matters;
●	difficulties in integrating functions, personnel, and systems;
●	challenges in conforming standards, controls, procedures and accounting, and other policies, business cultures, and compensation structures;
●	difficulties in assimilating employees and in attracting and retaining key personnel;
●	challenges in keeping existing students and enrolling new students;
●	difficulties in maintaining consistency in educational programs across platforms;
●	challenges related to maintaining accreditations with foreign accreditors;
●	difficulties in achieving anticipated cost savings, synergies, business opportunities, and growth prospects;
●	difficulties in managing businesses outside of the United States; and
●	potential unknown liabilities, adverse consequences, and unforeseen increased expenses associated with the Potential Acquisition.

Many of these factors are outside of our control, and any one of them could result in increased costs, decreased expected revenues and diversion of management time and energy, which could materially adversely affect our business, financial condition and results of operations.

Government examination of for-profit post-secondary education could lead to legislation or other governmental action that may negatively affect the industry.

Since 2010, Congress has increased its focus on for-profit higher education institutions, including regarding participation in Title IV programs and oversight by the Department of Defense of tuition assistance and by the Department of Veterans Affairs (“VA”) of veterans education benefits for military service members and veterans, respectively, attending for-profit colleges. The Senate Committee on Health, Education, Labor and Pensions and other congressional committees have held hearings into, among other things, the proprietary education sector and its participation in Title IV programs, the standards and procedures of accrediting agencies, credit hours and program length, the portion of federal student financial aid going to proprietary institutions, and the receipt of military tuition assistance and veterans education benefits by students enrolled at proprietary institutions. Strayer University and Capella University have cooperated with these inquiries. A number of legislators have variously requested the Government Accountability Office to review and make recommendations regarding, among other things, recruitment practices, educational quality, student outcomes, the sufficiency of integrity safeguards against waste, fraud, and abuse in Title IV programs, and the percentage of proprietary institutions’ revenue coming from Title IV and other federal funding sources. During the prior Administration, the Department of Education indicated to Congress that it intended to increase its regulation of and attention to proprietary educational institutions, and the Government Accountability Office released several reports of investigations into proprietary educational institutions. The current Administration or future Administrations may propose new regulation and increased oversight of proprietary educational institutions, including the Universities that may have a negative impact on our stock price or our ability to operate our business.

This activity may result in legislation, further rulemaking affecting participation in Title IV programs, and other governmental actions. In addition, concerns generated by congressional or Administration activity may adversely affect enrollment in, and revenues of, for-profit educational institutions. Limitations on the amount of federal student financial aid for which our students are eligible under Title IV could materially and adversely affect our business.

Item 9.01.Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
23.1	Consent of PricewaterhouseCoopers LLP

99.1	Recast portions of 2019 Form 10-K

101.	INS Inline XBRL Instance Document

101.	SCH Inline XBRL Schema Document

101.	CAL Inline XBRL Calculation Linkbase Document

101.	DEF Inline XBRL Definition Linkbase Document

101.	LAB Inline XBRL Label Linkbase Document

101.	PRE XBRL Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC EDUCATION, INC.
Date: August 5, 2020

	By:	/s/ Daniel W. Jackson
Daniel W. Jackson
Executive Vice President and Chief Financial Officer

Element	Value
dei:EntityCentralIndexKey#	0001013934
dei:AmendmentFlag	false